                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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


            MENTOR GRAPHICS TENDER OFFER FOR QUICKTURN DESIGN SYSTEMS
                            EXTENDED TO DECEMBER 21

    -- SHARES TENDERED, TOGETHER WITH THOSE ALREADY OWNED BY MENTOR, REPRESENT
                      56.0 PERCENT OF QUICKTURN'S SHARES --

WILSONVILLE, OR, DECEMBER 1, 1998 -- Mentor Graphics Corporation (Nasdaq:
MENT) today announced that it has extended its $12.125 per share cash tender offer for all outstanding shares of the common stock of Quickturn Design Systems, Inc. (Nasdaq: QKTN) to 12:00 Midnight, New York City time, on Monday, December 21, 1998, unless extended.

As of 12:00 Midnight, New York City time, on November 30, 1998, 9,547,349 shares of Quickturn common stock had been validly tendered into the Offer, which, together with the 591,500 shares already owned by Mentor, represents approximately 56.0 percent of Quickturn's outstanding common stock (based upon 18,077,059 shares outstanding as of October 31, 1998). The shares tendered represent 53.0 percent of the outstanding common stock.

As previously announced, the special meeting of Quickturn's stockholders called by Mentor was ordered adjourned by the Delaware Court of Chancery until December 11, 1998. The adjournment until December 11 is intended to provide time for the Court to decide the case and for Mentor and Quickturn to communicate the ruling to Quickturn's stockholders.

Mentor's Offer to Purchase, proxy solicitation materials and related documents are available on a Mentor World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

Contacts: Anne M. Wagner                  Roy Winnick/Todd Fogarty
          Vice President, Marketing       Kekst and Company
          503/685-1462                    212/521-4800


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